Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-171011, 333-147724, 333-14006 and 333-9546) of Luxottica Group S.p.A. of our report dated April 23, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting of Luxottica Group S.p.A, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers S.p.A.

Milan, Italy
April 29, 2013